EXHIBIT 10.1

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 13, 2003, is by and among APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower identified on the signature pages hereto (individually a “Guarantor”, collectively the “Guarantors”), the Lenders, BANK OF AMERICA, N.A., as agent for the Lenders (the “Agent”), and CREDIT LYONNAIS NEW YORK BRANCH, THE BANK OF NOVA SCOTIA and FLEET NATIONAL BANK, as Co-Syndication Agents.

W I T N E S S E T H

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of July 20, 2001, as amended by that certain Third Amended and Restated Credit Agreement dated as of June 7, 2002 (as amended, modified, extended, renewed, restated, replaced or increased from time to time, the “Existing Credit Agreement”);

     WHEREAS, the Borrower has requested, and the Required Lenders on behalf of the Lenders have agreed, to amend certain provisions of the Existing Credit Agreement as set forth hereinbelow.

     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART I
DEFINITIONS

     SUBPART 1.1      Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

     “Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

     “Amendment No. 1 Effective Date” is defined in Subpart 3.1.

     SUBPART 1.2      Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2
AMENDMENT OF EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

     SUBPART 2.1      Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended in the following respects:

       (a)           The definition of “Cash Equivalents” is hereby amended and restated to read as follows:

        “Cash Equivalents” means (a) United States Treasury securities and/or obligations of United States government agencies and government sponsored enterprises having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits, Yankee CDs, Eurodollar time deposits issued by domestic banks and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $100,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable rate notes issued by any Approved Bank (or by the parent company thereof) or any commercial paper or variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within nine months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America and to include obligations of the United States government agencies and government sponsored enterprises in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 102% of the amount of the repurchase obligations, (e) shares of money market mutual funds that are regulated by Rule 2a7 of the Investment Company Act of 1940 and maintain a net asset value of $1.00 and total assets in excess of $5,000,000,000, (f) auction rate securities rated AA (or the equivalent thereof) or better by S&P or Aa2 (or the equivalent thereof) or better by Moody’s and with reset periods not to exceed 49 days between auctions and (g) corporate bonds issued by any domestic corporation whose long-term debt rating from S&P is at least AA or the equivalent thereof or from Moody’s is at least Aa2 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

(b)	The definition of “Change of Control” is hereby amended to add the following new clause (iii) immediately following existing clause (ii) thereof:

        or (iii) the occurrence of (x) a “fundamental change” (or any comparable term) under, and as defined in any convertible note indenture, which, in accordance with the terms of such indenture, gives the Convertible Noteholders the right to require the Borrower to repurchase the Convertible Notes held by such Person and (y) thereafter the Borrower either provides notice to the Convertible Noteholders that it intends to pay in cash or actually pays in cash any portion of the required purchase price for the Convertible Notes.

           (c)        The definition of “Debt Issuance” is hereby amended and restated to read as follows:

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Consolidated Party (other than any Debt Issuance permitted by Section 8.1(a)-(f) and (h-i)).

           (d)        The definition of “Permitted Acquisition” is hereby amended and restated to read as follows:

        “Permitted Acquisition” shall mean an Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (a) the capital stock or property acquired in such Acquisition relates to a line of business similar to the business of the Borrower and its Subsidiaries engaged in on the Closing Date or a reasonable extension or expansion thereof or a business ancillary thereto; (b) in the case of an Acquisition of the capital stock of another Person, (i) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (ii) such Person shall become a wholly-owned direct or indirect Subsidiary of the Borrower; (c) if the aggregate consideration for such Acquisition, exceeds $50,000,000, the Borrower shall have delivered to the Agent, not less than 10 days prior to the consummation of such Acquisition, a pro forma certificate of a Responsible Officer demonstrating that, upon giving effect to such Acquisition on a pro forma basis as though it had occurred on the first day of the relevant calculation period, the Borrower shall be in compliance with all of the covenants set forth in Section 7.11; (d) the representations and warranties made by the Borrower herein shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto) and (e) if the Leverage Ratio prior to and upon giving effect to such Acquisition on a pro forma basis (as though it had occurred on the first day of the relevant calculation period) is greater than or equal to 2.00 to 1.0, the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding the amount of consideration funded with the proceeds from the issuance of Capital Stock of the Borrower) for all Acquisitions during the fiscal year in which such Acquisition is to occur shall not exceed $150,000,000.

(e)	The following new definitions are hereby added to the Existing Credit Agreement in their appropriate alphabetical order:

“Convertible Noteholder” means any one of the holders from time to time of the Convertible Notes.

        “Convertible Notes” means Indebtedness of the Borrower arising under either senior unsecured convertible notes (the terms, structure and documentation of such notes to be reasonably consistent with the terms set forth in the attachment to that certain August 5, 2003 letter from the Borrower addressed to the Lenders, and otherwise reasonably acceptable to the Agent) in an aggregate principal amount of up to $250,000,000 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the Borrower than the terms then in effect).

     SUBPART 2.2      Amendments to Section 6.24. The following new Section 6.24 is hereby added to the Existing Credit Agreement:

       6.24      Tax Shelter Regulations.

        The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

     SUBPART 2.3      Amendments to Section 7.1(h). The following new clause (iv) is hereby added to Section 7.1(h) of the Existing Credit Agreement immediately following existing clause (iii) thereof:

    (iv)   any intention by the Borrower to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), together with a duly completed copy of IRS Form 8886 or any successor form.

     SUBPART 2.4      Amendments to Section 8.1. The following new clause (i) is hereby added to Section 8.1 of the Existing Credit Agreement immediately following existing clause (h) thereof:

       8.1      Indebtedness.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

* * * * *

                                (i) the Convertible Notes.

     SUBPART 2.5      Amendments to Section 8.7. Section 8.7 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

       8.7     Restricted Payments.

        The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except, so long as no Default or Event of Default shall have occurred or would occur as a result thereof, (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries) and ratably to minority shareholders, (c) the purchase or other acquisition of up to $100,000,000 of capital stock of the Borrower with the proceeds from the issuance of the Convertible Notes during the period beginning on the day of the pricing of such Convertible Notes and ending fifteen (15) days thereafter and (d) other distributions with respect to the redemption, retirement, purchase or other acquisition of the capital stock of the Borrower (or any warrant, option or other rights with respect to any shares of capital stock (now or hereafter outstanding) of the Borrower) so long as the aggregate amount of all such distributions pursuant to this clause (d) shall not exceed (i) $75,000,000 during any fiscal year if the Leverage Ratio prior to and upon giving effect to such Restricted Payment on a pro forma basis (as though it had occurred on the first day of the relevant calculation period) is greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00 and (ii) $35,000,000 during any fiscal year if the Leverage Ratio prior to and upon giving effect to such Restricted Payment on a pro forma basis (as though it had occurred on the first day of the relevant calculation period) is equal to or greater than 2.50 to 1.00.

     SUBPART 2.6      Amendments to Section 8.8. Section 8.8 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

       8.8      Prepayments of Subordinated Indebtedness and Convertible Notes, etc.

        The Credit Parties will not permit any Consolidated Party to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness permitted under Sections 8.1(g) and 8.1(i) hereunder if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

     SUBPART 2.7      Amendments to Section 11.17. The following sentence is hereby added to the end of Section 11.17 of the Existing Credit Agreement to read as follows:

        Notwithstanding anything herein to the contrary, “Information” shall not include, and the Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

PART 3
CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1      First Amendment Effective Date. This Amendment shall be and become effective as of the date on which all of the conditions set forth in this Part 3 shall have been satisfied (the “Amendment No. 1 Effective Date”) and thereafter this Amendment shall be known, and may be referred to, as the “Amendment No. 1.”

    (a)        Execution of Counterparts of Documents. The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of (i) the Borrower, (ii) each of the Guarantors and (iii) the Required Lenders.

    (b)        Amendment Fee. The Agent shall have received for the account of each approving Lender an amendment fee equal to 5 basis points based upon the sum of such Lender’s (i) Revolving Commitment (if any) plus (ii) outstanding Tranche A Term Loan amount (if any) plus (iii) then outstanding Tranche B Term Loan amount (if any).

    (c)        Payment of Fees, etc. The Borrower shall have paid all fees and expenses of the Agent incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein including, without limitation, the reasonable legal fees and expenses of Moore & Van Allen PLLC, counsel to the Agent.

(d) Other Documents. The Agent shall have received such other documentation as the Agent may reasonably request in connection with the foregoing, all in form reasonably satisfactory to the Agent.

PART 4
MISCELLANEOUS

     SUBPART 4.1      Representations and Warranties. The Borrower and each of the Guarantors hereby represents and warrants to the Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Existing Credit Agreement or any of the other Credit Documents and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

     SUBPART 4.2      Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Existing Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Existing Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

     SUBPART 4.3      Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

     SUBPART 4.4      Existing Credit Agreement. As used in the Existing Credit Agreement, the terms “Agreement”, “Credit Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto”, and words of similar import shall mean, from and after the date hereof, the Existing Credit Agreement as amended and restated by this Amendment.

     SUBPART 4.5      Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

     SUBPART 4.6      Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SUBPART 4.7      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 4.8      General. Except as amended hereby, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

     IN WITNESS WHEREOF the Borrowers, the Guarantors and the Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	APRIA HEALTHCARE GROUP INC., a Delaware corporation By: Name: Title

GUARANTORS:	APRIA HEALTHCARE, INC., a Delaware corporation By: Name: Title

APRIA NUMBER TWO, INC., a Delaware corporation By: Name: Title

APRIACARE MANAGEMENT SYSTEMS, INC., a Delaware corporation By: Name: Title

APRIA HEALTHCARE OF NEW YORK STATE, INC., a New York corporation By: Name: Title